Exhibit 99.1

Smith & Wesson Brands, Inc. Reports

First Quarter Fiscal 2026 Financial Results

•	Q1 Net Sales of $85.1 Million
•	Q1 Gross Margin of 25.9%; Non-GAAP Gross Margin of 26.0%
•	Q1 Net Loss of $0.08/Share

MARYVILLE, Tenn., September 4, 2025 – Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI), a U.S.-based leader in firearm manufacturing and design, today announced financial results for the first quarter fiscal year 2026, ended July 31, 2025.

Financial Highlights

•	Net sales were $85.1 million, a decrease of $3.3 million, or 3.7%, from the comparable quarter last year.

•	Gross margin was 25.9% compared with 27.4% in the comparable quarter last year.

•	GAAP net loss was $3.4 million, or $0. 08 per diluted share, compared with $1.9 million, or $0.04 per diluted share, for the comparable quarter last year.

•

Non-GAAP net loss was $3.4 million, or $0. 08 per diluted share, compared with $881 thousand, or $0.02 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for income exclude costs related to the relocation. For a detailed reconciliation, see the schedules that follow in this release.

•	Non-GAAP Adjusted EBITDAS was $8.0 million, or 9.5% of net sales, compared with $10.2 million, or 11.8% of net sales, for the comparable quarter last year.

Mark Smith, President and Chief Executive Officer, commented, “First quarter results came in better than expected, reflecting robust demand for our new products and continued strong market share for our broader portfolio in every firearms category in which we compete. Our performance during the seasonal slow period for firearms demonstrates the strength of our brand and the ongoing success of our innovation strategy. Innovation remains a cornerstone of our strategy, with new products accounting for 37.3% of sales in the first quarter. With a strong pipeline of new products upcoming, we will continue to invest in innovation to keep the line fresh, and ensure we maintain our leadership position.”

Deana McPherson, Executive Vice President and Chief Financial Officer, commented, “During the quarter, inventory at distributors declined by over 10% from the end of the prior quarter and by over 13% compared with the end of July 2024 in terms of actual units, indicating positive sell through of our products at retail and a good position for us as we look forward to the coming months. We expect a normal seasonal environment, causing our second fiscal quarter sales to grow significantly over the first quarter and to land roughly at 3-5% below the second quarter of fiscal 2025. Consistent with our capital allocation strategy, our board of directors has authorized a $0.13 per share quarterly dividend, which will be paid to stockholders of record on September 18, 2025 with payment to be made on October 2, 2025.”

Conference Call and Webcast

The company will host a conference call and webcast on September 4, 2025 to discuss its first quarter fiscal 2026 financial and operational results. Speakers on the conference call will include Mark Smith, President and Chief Executive Officer, and Deana McPherson, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties in North America are invited to participate by dialing 1-877-704-4453. Interested parties from outside North America are invited to participate by dialing 1-201-389-0920. Participants should dial in at least 10 minutes prior to the start of the call. A live and archived webcast of the event will be available on the company’s website at www.smith-wesson.com under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, we consider and use these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. We believe it is useful for us and the reader to review, as applicable, both (1) GAAP measures that include (i) interest expense, (ii) income tax benefit, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) relocation expense, and (vi) the tax effect of non-GAAP adjustments; and (2) the non-GAAP measures that exclude such information. We present these non-GAAP measures because we consider them an important supplemental measure of our performance. Our definition of these adjusted financial measures may differ from similarly named measures used by others. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP measures. The principal limitations of these measures are that they do not reflect our actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About Smith & Wesson Brands, Inc.

Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson® and Gemtech® brands. The company also provides forging and machining services to third parties. For more information call (800) 331-0852 or visit www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, that (i) with a strong pipeline of new products upcoming, we will continue to invest in innovation to keep the line fresh, and ensure we maintain our leadership position; and (ii) we expect a normal seasonal environment, causing our second fiscal quarter sales to grow significantly over the first quarter and to land roughly at 3-5% below the second quarter of fiscal 2025. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the impact of tariffs; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability and costs of raw materials and components; our anticipated growth and growth opportunities; our strategies; our ability to maintain and enhance brand recognition and reputation; our ability to effectively manage and execute the relocation; our ability to introduce new products; the success of new products; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

Contact:

investorrelations@smith-wesson.com

(413) 747-3448

SMITH &WESSON BRANDS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	July 31, 2025	April 30, 2025
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$17,964	$25,231
Marketable securities	3,219	—
Accounts receivable, net of allowances for credit losses of $5 on July 31, 2025 and $5 on April 30, 2025	41,309	55,868
Inventories	203,097	189,840
Prepaid expenses and other current assets	9,041	6,260
Income tax receivable	883	66

Total current assets	275,513	277,265

Property, plant, and equipment, net of accumulated depreciation and amortization of $376,471 on July 31, 2025 and $368,811 on April 30, 2025	239,407	242,648
Intangibles, net	2,370	2,409
Goodwill	19,024	19,024
Deferred income taxes	10,260	10,260
Other assets	8,059	8,006

Total assets	$554,633	$559,612

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,225	$26,887
Accrued expenses and deferred revenue	18,104	24,678
Accrued payroll and incentives	7,689	9,060
Accrued profit sharing	4,636	4,636
Accrued warranty	1,252	1,379

Total current liabilities	52,906	66,640

Notes and loans payable	94,147	79,096
Finance lease payable, net of current portion	33,257	33,703
Other non-current liabilities	9,944	7,719

Total liabilities	190,254	187,158

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 75,988,368 issued and 44,310,374 shares outstanding on July 31, 2025 and 75,789,455 shares issued and 44,111,461 shares outstanding on April 30, 2025	76	76
Additional paid-in capital	299,175	298,075
Retained earnings	523,420	532,615
Treasury stock, at cost (31,677,994 shares on July 31, 2025 and 31,677,994 shares on April 30, 2025)	(458,292)	(458,312)

Total stockholders’ equity	364,379	372,454

Total liabilities and stockholders’ equity	$554,633	$559,612

SMITH & WESSON BRANDS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended July 31,
	2025	2024
	(In thousands, except per share data)
Net sales	$85,077	$88,334
Cost of sales	63,003	64,148

Gross profit	22,074	24,186

Operating expenses:
Research and development	3,007	2,515
Selling, marketing, and distribution	8,752	9,889
General and administrative	13,316	13,366
Gain on sale/disposition of assets, net	(43)	(58)

Total operating expenses	25,032	25,712

Operating loss	(2,958)	(1,526)

Other expense, net:
Other income/(expense), net	62	(6)
Interest expense, net	(1,205)	(732)

Total other expense, net	(1,143)	(738)

Loss before income taxes	(4,101)	(2,264)
Income tax benefit	(690)	(409)

Net loss	$(3,411)	$(1,855)

Net loss per share:
Basic - net loss	$(0.08)	$(0.04)

Diluted - net loss	$(0.08)	$(0.04)

Weighted average number of common shares outstanding:
Basic	44,262	45,321
Diluted	44,262	45,321

SMITH & WESSON BRANDS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended July 31,
	2025	2024
	(In thousands)
Cash flows from operating activities:
Net loss	$(3,411)	$(1,855)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,436	8,048
Gain on sale/disposition of assets	(43)	(58)
Deferred income taxes	—	84
Stock-based compensation expense	1,892	1,854
Non-cash sublease income	(442)	(425)
Other, net	(51)	5
Changes in operating assets and liabilities:
Accounts receivable	14,559	11,307
Inventories	(13,257)	(29,315)
Prepaid expenses and other current assets	(2,781)	(4,066)
Income taxes	(817)	(688)
Accounts payable	(6,429)	(11,740)
Accrued payroll and incentives	(1,371)	(4,839)
Accrued profit sharing	—	59
Accrued expenses and deferred revenue	(4,092)	526
Accrued warranty	(127)	(70)
Other assets	23	313
Other non-current liabilities	(199)	45

Net cash used in operating activities	(8,110)	(30,815)

Cash flows from investing activities:
Purchases of marketable securities	(3,168)	—
Payments to acquire patents and software	(54)	(21)
Proceeds from sale of property and equipment	49	58
Payments to acquire property and equipment	(4,291)	(4,702)

Net cash used in investing activities	(7,464)	(4,665)

Cash flows from financing activities:
Proceeds from loans and notes payable	20,000	30,000
Payments on finance lease obligation	(46)	(44)
Payments on notes and loans payable	(5,000)	—
Payments to acquire treasury stock	—	(12,856)
Dividend distribution	(5,855)	(5,886)
Payment of employee withholding tax related to restricted stock units	(792)	(1,058)

Net cash provided by financing activities	8,307	10,156

Net decrease in cash and cash equivalents	(7,267)	(25,324)
Cash and cash equivalents, beginning of period	25,231	60,839

Cash and cash equivalents, end of period	$17,964	$35,515

Supplemental disclosure of cash flow information
Cash paid for:
Interest, net of amounts capitalized	$1,288	$1,313
Income taxes	$194	$361

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	July 31, 2025		July 31, 2024
	$	% of Sales	$	% of Sales
GAAP net sales	$85,077		$88,334
Relocation	—		(1,659)

Non-GAAP net sales	$85,077		$86,675

GAAP gross profit	$22,074	25.9%	$24,186	27.4%
Relocation expenses	85		1,182

Non-GAAP gross profit	$22,159	26.0%	$25,368	29.3%

GAAP operating expenses	$25,032	29.4%	$25,712	29.1%
Relocation expenses	53		(125)

Non-GAAP operating expenses	$25,085	29.5%	$25,587	29.5%

GAAP operating loss	$(2,958)	-3.5%	$(1,526)	-1.7%
Relocation expenses	32		1,307

Non-GAAP operating loss	$(2,926)	-3.4%	$(219)	-0.3%

GAAP net loss	$(3,411)	-4.0%	$(1,855)	-2.1%
Relocation expenses	32		1,307
Tax effect of non-GAAP adjustments	(11)		(333)

Non-GAAP net loss	$(3,390)	-4.0%	$(881)	-1.0%

GAAP net loss per share - diluted	$(0.08)		$(0.04)
Relocation expenses	—		0.03
Tax effect of non-GAAP adjustments	—		(0.01)

Non-GAAP net loss per share - diluted	$(0.08)		$(0.02)	(a)

(a)	Non-GAAP net loss per share does not foot due to rounding.

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP ADJUSTED EBITDAS

(In thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2025	July 31, 2024
GAAP net loss	$(3,411)	$(1,855)
Interest expense	1,837	1,446
Income tax benefit	(690)	(408)
Depreciation and amortization	8,385	8,025
Stock-based compensation expense	1,892	1,854
Relocation expense	32	1,175

Non-GAAP Adjusted EBITDAS	$8,045	$10,237

Non-GAAP Adjusted EBITDAS Margin	9.5%	11.8%

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2025	July 31, 2024
Net cash used in operating activities	$(8,110)	$(30,815)
Payments to acquire property and equipment	(4,291)	(4,702)

Free cash flow	$(12,401)	$(35,517)